                                                                   EXHIBIT 10.42

When Recorded Please Return to:     Regions Bank
                                    Corporate Trust, 7th Floor
                                    400 West Capitol
                                    Little Rock, AR  72201

--------------------------------------------------------------------------------

                       ----------------------------------
                           MORTGAGE AND LOAN AGREEMENT
                       ----------------------------------

                                     Between

                        THE CITY OF SPRINGDALE, ARKANSAS

                                       and

               ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

                       ----------------------------------
                           Dated as of October 1, 2003
                       ----------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I             DEFINITIONS.................................................................................     3

ARTICLE II            REPRESENTATIONS, WARRANTIES AND COVENANTS...................................................     4
                      Section 2.1       Representations, Warranties and Covenants by the City.....................     4
                      Section 2.2       Representations, Warranties and Covenants by the Company..................     5
                      Section 2.3       Environmental Representations and Covenants...............................     6

ARTICLE III           SECURITY PROVISIONS: TERM OF THE LOAN AGREEMENT.............................................     7
                      Section 3.1       Security Provisions.......................................................     7
                      Section 3.2       Term......................................................................     7
                      Section 3.2       Patent Security...........................................................     7

ARTICLE IV            FINANCING THE COST OF THE FACILITIES:ISSUANCE OF THE SERIES 2003 BONDS......................     9
                      Section 4.1       Agreement to Complete the Facilities......................................     9
                      Section 4.2       Agreement to Issue the Series 2003 Bonds; Application of
                                        Bond Proceeds.............................................................     9
                      Section 4.3       Disbursements From the Project Fund.......................................     9
                      Section 4.4       Obligation of the Parties to Cooperate in Furnishing
                                        Documents to Trustee......................................................     9
                      Section 4.5       Investment of Moneys.....................................................     10
                      Section 4.6       Arbitrage and Tax Matters................................................     10
                      Section 4.7       Establishment of Completion Date.........................................     10
                      Section 4.8       Completion of the Facilities if Project Fund Insufficient................     10
                      Section 4.9       Plans and Specifications.................................................     10
                      Section 4.10      Surety Bonds; Company to Pursue Remedies Against
                                        Contractors and Subcontractors and Their Sureties........................     11

ARTICLE V             OBLIGATIONS; PROVISIONS FOR PAYMENT........................................................     12
                      Section 5.1       Loan Payments and Other Amounts Payable..................................     12
                      Section 5.2       Payees of Payments.......................................................     13
                      Section 5.3       Obligations of Company Hereunder Unconditional...........................     13

ARTICLE VI            MAINTENANCE AND INSURANCE..................................................................     15
                      Section 6.1       Maintenance and Modifications............................................     15
                      Section 6.2       Insurance................................................................     15

ARTICLE VII           CASUALTY LOSS AND CONDEMNATION.............................................................     18
                      Section 7.1       Insurance and Condemnation Proceeds......................................     18

ARTICLE VIII          SPECIAL COVENANTS..........................................................................     19
                      Section 8.1       No Warranty of Condition or Suitability by the City......................     19

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
                      Section 8.2       Further Assurances.......................................................     19
                      Section 8.3       Annual Audit.............................................................     19
                      Section 8.4       Financial Statements; Annual Budgets; Financial Covenants................     19
                      Section 8.5       Release and Indemnification Covenants....................................     19
                      Section 8.6       Company Representative...................................................     20
                      Section 8.7       Leases and Operating Contracts...........................................     21
                      Section 8.8       No Default Certificate...................................................     21
                      Section 8.9       [Intentionally Omitted]..................................................     21
                      Section 8.10      Limitations on Creation of Liens.........................................     21
                      Section 8.11      Limitations on Indebtedness..............................................     23
                      Section 8.12      Subordinated Debt........................................................     23
                      Section 8.13      Parity Indebtedness......................................................     23
                      Section 8.14      Transfer of Assets.......................................................     24
                      Section 8.15      Consolidation, Merger, Sale or Conveyance................................     24
                      Section 8.16      Financial Covenants......................................................     24
                      Section 8.17      Extensions of Time.......................................................     24

ARTICLE IX            ASSIGNMENT AND PLEDGING OF LOAN AGREEMENT; ................................................
                      REDEMPTION OF BONDS........................................................................     26
                      Section 9.1       Assignment by Company....................................................     26
                      Section 9.2       Assignment and Pledge by City............................................     26
                      Section 9.3       Redemption of Bonds......................................................     26

ARTICLE X             EVENTS OF DEFAULT AND REMEDIES.............................................................     27
                      Section 10.1      Events of Default Defined................................................     27
                      Section 10.2      Remedies on Default......................................................     28
                      Section 10.3      No Remedy Exclusive......................................................     30
                      Section 10.4      Agreement to Pay Attorney's Fees and Expenses............................     30
                      Section 10.5      Waiver...................................................................     30
                      Section 10.6      Appointment of Receiver..................................................     31
                      Section 10.7      Remedies Subject to Provisions of Law....................................     31
                      Section 10.8      Waiver of Appraisement, Valuation, Stay, and Execution
                                        Laws.....................................................................     31
                      Section 10.9      Purchase of Property by Bondholder or Holder of Parity
                                        Indebtedness.............................................................     31

ARTICLE XI            PREPAYMENT OF THE LOAN.....................................................................     33
                      Section 11.1      General Option to Prepay the Loan........................................     33
                      Section 11.2      Prepayment Credits.......................................................     33
                      Section 11.3      Notice of Prepayment.....................................................     33
                      Section 11.4      Use of Prepayment Moneys.................................................     33

ARTICLE XII           MISCELLANEOUS..............................................................................     34
                      Section 12.1      Notices..................................................................     34
                      Section 12.2      Binding Effect...........................................................     34
                      Section 12.3      Severability.............................................................     34
                      Section 12.4      Amounts Remaining in Funds...............................................     34

                      Section 12.5      Amendments, Changes and Modifications....................................     35
                      Section 12.6      Execution in Counterparts................................................     35
                      Section 12.7      Governing Law............................................................     35
                      Section 12.8      Cancellation at Expiration of Term of Agreement..........................     35
                      Section 12.9      Recording................................................................     35
                      Section 12.10     No Pecuniary Liability of City...........................................     35
                      Section 12.11     Partial Release..........................................................     35
                      Section 12.12     General Release..........................................................     36
                      Section 12.13     Captions.................................................................     36
                      Section 12.14     Payments Due on Non-Business Day.........................................     36
                      Section 12.15     Provision of General Application.........................................     36

EXHIBIT A SITE ..................................................................................................     A-1

EXHIBIT B COSTS OF THE PROJECT...................................................................................     B-1

EXHIBIT C PERMITTED EXCEPTIONS...................................................................................     C-1

                           MORTGAGE AND LOAN AGREEMENT

         This MORTGAGE AND LOAN AGREEMENT (this "Loan Agreement"), dated as of October 1, 2003, between the CITY OF SPRINGDALE, ARKANSAS (the "City"), a body corporate and politic, and ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC. (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware.

                                   WITNESSETH:

         WHEREAS, the Company requested that the City finance the cost of certain solid waste disposal facilities located within the City, in accordance with that certain Mortgage and Loan Agreement, dated as of October 1, 1999 (as amended, the "Original Loan Agreement") between the City and the Company; and

         WHEREAS, Title 14, Chapter 267 of the Arkansas Code of 1987, Annotated, and Title 14, Chapter 164, Subchapter 2 of the Arkansas Code of 1987, Annotated (the "Act"), authorizes the City to finance such costs; and

         WHEREAS, in order to finance such costs, the City issued its City of Springdale, Arkansas Industrial Development Revenue Bonds (Advanced Environmental Recycling Technologies, Inc. Project) Series 1999A (the "Series 1999 Bonds") pursuant to and secured by an Indenture of Trust, dated as of October 1, 1999 (as amended, the "Original Indenture"), between the City and First National Bank of Springdale, as trustee, which trustee has been succeeded to in interest by Regions Bank (as trustee under the Original Indenture, the "Original Trustee"); and

         WHEREAS, the rights of the City in the Loan Agreement were assigned by the City to the Original Trustee pursuant to an Assignment of Mortgage, dated as of October 1, 1999; and

         WHEREAS, in order to provide funds to refund, redeem and discharge the Series 1999 Bonds, the City shall issue its City of Springdale, Arkansas Industrial Development Refunding Revenue Bonds (Advanced Environmental Recycling Technologies, Inc. Project) Series 2003 (the "Bonds" or the "Series 2003 Bonds") pursuant to and secured by an Indenture of Trust, dated as of the date hereof (the "Indenture"), between the City and Regions Bank, as trustee (the "Trustee"); and

         WHEREAS, the City proposes to loan to the Company and the Company desires to borrow from the City the proceeds of the Bonds upon the terms and conditions hereinafter in this Loan Agreement set forth; and

         WHEREAS, the Company has determined that it is in the best interests of the Company to grant and create the mortgage and security interests with respect to the real property described in Exhibit A hereto (the "Site"), for the benefit of the holder of the Bonds, all as defined and more fully set forth herein.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto formally covenant, agree and bind themselves as follows:

                                    ARTICLE I

                                   DEFINITIONS

         All terms not defined herein shall have the meanings assigned to such terms in Article I of the Indenture.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 2.1 Representations, Warranties and Covenants by the City. The City represents, covenants and warrants for the benefit of the Company, the Trustee and the Bondholders that:

                  (1) the City is an independent public body politic and corporate constituting a political subdivision, is duly organized and existing under the laws of the State of Arkansas, is authorized pursuant to the Act to enter into the transactions contemplated by this Loan Agreement and the Indenture and to carry out its obligations hereunder and thereunder, and has duly authorized the execution and delivery of this Loan Agreement and the Indenture;

                  (2) consistent with the understanding between the City and the Company, the City will loan the Company the proceeds of the Series 2003 Bonds to provide for the financing of the Refunding Project;

                  (3) the City hereby finds that the financing of the Refunding Project is in the public interest;

                  (4) to finance the Refunding Project, the City will issue the Series 2003 Bonds in the aggregate principal amount of $14,400,000. The Series 2003 Bonds shall mature, bear interest, be subject to redemption prior to maturity, be secured and have such other terms and conditions as are set forth in the Indenture;

                  (5) neither the execution and delivery of this Loan Agreement or the Indenture, the consummation of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the terms and conditions of this Loan Agreement or the Indenture conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which the City is now a party or by which it is bound or constitutes a default under any of the foregoing or results in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the City under the terms of any instrument or agreement;

                  (6) the City hereby approves the Company's estimate of the total Cost of the Project set forth in Exhibit B hereto;

                  (7) the Series 2003 Bonds are to be issued under and secured by the Indenture pursuant to which certain of the City's interest in this Loan Agreement will be pledged and assigned to the Trustee as security for payment of the principal of, premium, if any, and interest on the Series 2003 Bonds; and

                  (8) the issuance of the Series 1999 Bonds was approved by the governmental unit on behalf of which the Series 1999 Bonds were issued by the applicable elected representative thereof after a public hearing following reasonable public notice.

         Section 2.2 Representations, Warranties and Covenants by the Company. The Company represents, warrants and covenants for the benefit of the City, the Trustee and the Bondholders, that:

                  (1) the Company is a corporation duly organized and in good standing under the laws of the State of Delaware, is authorized by the laws of the State applicable as of the date hereof to provide and operate the Pledged Springdale Property, is authorized by the laws of the State applicable as of the date hereof to provide and operate the Lowell Property, is authorized by the laws of the State of Texas applicable as of the date hereof to provide and operate the Junction Property, has power to enter into and to perform and observe the covenants and agreements on its part contained in this Loan Agreement and the Tax Certificates and by proper action has duly authorized the execution and delivery of this Loan Agreement, the Lowell Deed of Trust, the Junction Deed of Trust and the Tax Certificates;

                  (2) neither the execution and delivery of this Loan Agreement and the Tax Certificates, the consummation of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the terms and conditions of this Loan Agreement and the Tax Certificates violates any law or conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Company is now a party or by which it is bound or constitutes a default under any of the foregoing or results in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Company under the terms of any instrument or agreement except for the Indenture and other Permitted Liens;

                  (3) the total Cost of the Project is hereby determined to be not less than $14,400,000, and the financing of such cost by the City will assist the Company in providing recycling and manufacturing facilities;

                  (4) the Company intends to operate or to cause its facilities to be operated and to use the Improvements in connection therewith to the expiration of the term of this Loan Agreement pursuant to the Act;

                  (5) as of the date of this Loan Agreement, there is no litigation or legal or governmental action, proceeding, inquiry or investigation pending or threatened by governmental authority or to which the Company is a party or of which any property of the Company is subject, which would, if determined adversely to the Company, materially adversely affect the transactions contemplated hereby;

                  (6) the Company has or shall have good and marketable title to the Site, free from all encumbrances except Permitted Liens and such title shall remain in the Company so long as the Series 2003 Bonds remain Outstanding, except as otherwise provided herein;

                  (7) the Company has obtained, or will obtain on or before the date required therefor, all licenses, authorizations, permits and approvals from applicable local, state and federal governmental agencies necessary to construct the Improvements and to operate the Improvements as recycling and manufacturing facilities contemplated by this Loan Agreement. The Company knows of no reasons that such licenses, authorizations, permits and approvals will not be issued or issued in a timely manner;

                  (8) the Company is in possession of a Phase One Environmental Assessment which was performed on the Site, and such assessment has not revealed any contamination of the Site or any violation of any rules or regulations of the Environmental Protection Agency or any other environmental protection rule or regulation of any federal, state or local agency;

                  (9) the Company is in possession of Phase One Environmental Assessments which were performed on the Lowell Property and the Junction Property, and such assessments have not revealed any contamination of the Lowell Property or the Junction Property or any violation of any rules or regulations of the Environmental Protection Agency or any other environmental protection rule or regulation of any federal, state or local agency; and

                  10) no improvements located or to be located in the building set-back shown on the ALTA/ATSM Land Title Survey prepared with respect to the Site are used or shall be used in the business operations of the Company.

         Section 2.3 Environmental Representations and Covenants. Except as may be described in (i) the Phase I Environmental Site Assessment dated September 2003, prepared by ENVIRON International Corporation with respect to the Site, or (ii) the Phase I Environmental Site Assessment dated September 2003, prepared by ENVIRON International Corporation with respect to the Junction Property , or (iii) the limited environmental review dated September 12, 2003, prepared by ENVIRON International Corporation with respect to the Lowell Property, or (iv) the Phase I Environmental Site Assessment Report, dated October 1, 2002, prepared by B&F Engineering, Inc., with respect to the Lowell Property, neither the Company nor, to the Company's knowledge, any other Person has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of on, under or at the Property, the Junction Property or the Lowell Property or any part thereof except in compliance with Environmental Laws. The Company hereby warrants and represents that, to the best of its knowledge, it has complied and, in the future, will comply in all material respects with all applicable Environmental Laws. None of the Property, the Junction Property or the Lowell Property has previously contained, and none of such properties now contain, any underground storage tanks (other than in compliance with all applicable Environmental Laws) and none has ever been used by the Company or by any other Person as a temporary or permanent storage or disposal site for any Hazardous Material. The Company has delivered to the Trustee all environmental reports, studies, audits and other data and information in the possession or control of the Company relating to the Property, the Junction Property and the Lowell Property.

         If the City or the Trustee reasonably suspects that any violation of the Environmental Laws is occurring involving the Property the Junction Property or the Lowell Property, or if an Event of Default shall have occurred and be continuing which, with the passage of time or the giving of notice, or both, would constitute an Event of Default, the City and the Trustee shall have the right, but no obligation, to conduct any tests or inspections of the Property, the Junction Property and the Lowell Property at the Company's expense (including, without limitation, soil and other tests, borings, sampling and monitoring) in order to determine compliance with Environmental Laws or the presence thereon or therein of Hazardous Material and to have access to the Property, the Junction Property and the Lowell Property for such purposes.

                                   ARTICLE III
                 SECURITY PROVISIONS: TERM OF THE LOAN AGREEMENT

         Section 3.1 Security Provisions. In order to secure the payment of the Bonds and Parity Indebtedness and payment of all sums advanced under this Loan Agreement, including advances which may be made in the future and to secure the performance by the Company of all the covenants expressed or implied by this Loan Agreement (a) the Company does hereby grant, bargain, sell, convey and mortgage unto the City its interest in the real property described in Exhibit A hereto (the "Site") and the improvements located or to be constructed thereon (the "Improvements," and together with the Site, the "Property"), and any fixtures or appurtenances now or hereafter erected thereon; together with all rents and leases, profits, royalties, minerals, geothermal resources, oil and gas rights and profits, easements and access rights, now owned or hereafter acquired by the Company, used, belonging to, or in any way connected with the Property, all of which are declared to be a part of said Property, and all the rights, privileges, benefits, hereditaments and appurtenances in any way belonging, incidental or appertaining to the Property (other than equipment hereafter acquired), subject to Permitted Liens as described in Section 8.10 hereof, and (b) the Company hereby pledges to and grants to the City a present security interest, within the meaning of the Arkansas Uniform Commercial Code and to the extent permitted by law, in (i) the Pledged Revenues, (ii) all of its right, title and interest, if any, in the Funds (other than the Rebate Fund),
(iii) any trust accounts referred to in this Loan Agreement or in the Indenture,
(iv) all tangible personal property, furniture, machinery and equipment of the Company, now owned by the Company and located on the Site (the "Equipment"), and
(v) inventory of the Company located on the Site, in each case subject to Permitted Liens and subject to liens and security interests of record as of the date of execution hereof, excluding from such pledge and security interest all patents, trademarks, copyrights, licenses and similar proprietary rights of the Company now owned or hereafter acquired, to the extent the same constitute "collateral" within the meaning of Section 3.3 hereof . The Site, the Improvements and the Equipment are referred to herein as the "Pledged Springdale Property."

                  This pledge shall be valid and binding from and after the date of the first delivery of any of the Bonds. To the extent any assets pledged pursuant to this Loan Agreement consist of rights of action or personal property, this Loan Agreement constitutes a security agreement and financing statement and is intended when recorded to create a perfected security interest in such assets in favor of the City. The Company shall file financing statements from time to time relating to this Loan Agreement in such manner and at such places as may be required by law fully to protect the security of the Bondholders and the right, title and interest of the Trustee in and to the Trust Estate or any part thereof.

         Notwithstanding the foregoing, the Company shall be entitled to pledge any accounts receivable and inventory, on a basis senior to the pledge herein provided, to secure the payment of Indebtedness in the form of a revolving credit or similar agreement in a maximum principal amount equal to 85% of such accounts receivable plus 50% of inventory value.

         In addition, the Company shall be entitled to pledge purchase order receipts from Approved Purchasers and to pledge inventory with respect thereto on a basis senior to the pledge herein provided, to secure the payment of Indebtedness in a maximum principal amount equal to 95% of the principal amount of such purchase orders. The terms of such Indebtedness shall require that the principal balance of such indebtedness be reduced to $0 for a period of not less than three consecutive business days annually.

         The Trustee, as assignee of the City pursuant to the Assignment, will execute such subordination or similar agreements as reasonably requested by the Company with respect to any such accounts receivable, purchase order and inventory pledge. In the event the Company is unable, following a reasonable good faith effort, as certified to the Trustee, to obtain a commitment from a lending institution to provide either such credit arrangements, the Company may submit revised proposed lending terms to the holders of the Bonds requesting a consent to such terms, which consent shall not be unreasonably withheld.

         Section 3.2 Term. This Loan Agreement shall remain in full force and effect from the date of delivery hereof until such time as all of the Bonds and Parity Indebtedness shall have been fully paid or provision is made for such payment pursuant to the Indenture and all reasonable and necessary fees and expenses of the Trustee accrued and to accrue through final payment of the Bonds and Parity Indebtedness, all fees and expenses of the City accrued and to accrue through final payment of the Bonds and Parity Indebtedness and all other liabilities of the Company accrued and to accrue through final payment of the Bonds and Parity Indebtedness under this Loan Agreement and the Indenture have been paid or provision is made for such payments pursuant to the Indenture.

         Section 3.3 Patent Security. Simultaneously with the execution hereof, the Company shall execute and deliver a Patent and Trademark Security Agreement for the benefit of the Trustee, the provisions of which shall control all security and other interests of the Trustee in "collateral," as therein defined, to the extent the same shall be inconsistent with the terms hereof or of the Lowell Mortgage or the Junction Deed of Trust.

                                   ARTICLE IV
                      FINANCING THE COST OF THE FACILITIES:
                        ISSUANCE OF THE SERIES 2003 BONDS

         Section 4.1 Agreement to Complete the Facilities. The Company agrees that it will acquire, construct, improve and equip the Facilities described in Exhibit B.

         Section 4.2 Agreement to Issue the Series 2003 Bonds; Application of Bond Proceeds. In order to provide funds to make the Loan for payment of the Refunding Project, the City will sell and cause to be delivered to the initial purchaser thereof the Series 2003 Bonds and will apply the proceeds thereof to the payment of the Series 1999 Bonds on October 16, 2003. Proceeds of the Series 1999 Bonds on deposit with the Original Trustee shall be deposited in the Project Fund or the Reserve Fund or applied to the redemption of Series 1999 Bonds, as provided in Article III of the Indenture, and invested as provided in
Section 6.1 of the Indenture.

         Section 4.3 Disbursements From the Project Fund. The City has, in the Indenture, authorized and directed the Trustee to make payments from the Project Fund to pay (or to reimburse the Company for the payment of) the Cost of the Project, including costs related to the design, planning, acquisition, construction, improvement, equipment and operation of the Facilities. Each such payment of the Cost of the Project related thereto shall be made only upon receipt by the Trustee of a requisition signed by the Company Representative showing the payment to be necessary and reasonable and stating (i) the requisition number, (ii) the name and address of the person, firm or corporation to whom payment is due or was made, (iii) the amount to be paid or for which reimbursement is sought, (iv) that none of the items for which the payment or reimbursement is proposed to be made has been the subject of any payment or reimbursement theretofore made from the Project Fund, (v) the nature of each item for which the payment or reimbursement is proposed to be made and in connection with the Facilities described in Exhibit B, if applicable, that such item is or was reasonable and necessary in connection with the design, planning, acquisition, construction, improvement and equipping of the Facilities described in Exhibit B, and in all cases is a proper Cost of the Project and a proper charge against the Project Fund, and (vi) that upon payment or reimbursement of the amount requested in such requisition, the amount remaining in the Project Fund, together with other legally available moneys of the Company will be sufficient to pay the portion of the Cost of the Project relating to the design, planning, acquisition, construction, improving and equipping of the Facilities then unpaid. No disbursement requested in any requisition (other than with respect to equipment or working capital) shall be made by the Trustee unless there is attached to the requisition (a) lien waivers covering all work done and/or materials furnished in connection with the Improvements relating to any prior disbursement from the Project Fund for payment to contractors or materialmen and (b) endorsements reflecting any title insurance increases. The Trustee may, but shall be under no obligation, to review such lien waivers.

         Section 4.4 Obligation of the Parties to Cooperate in Furnishing Documents to Trustee. The Company and the City agree to cooperate with each other in furnishing to the Trustee the requisitions referred to in Sections 4.3 hereof. Such obligation of the City shall not extend beyond the moneys in the Project Fund available for payment under the terms of the Indenture.

         Section 4.5 Investment of Moneys. Any moneys held as a part of the Funds shall be invested, reinvested and transferred to other Funds by the Trustee as provided in Article VI of the Indenture.

         Section 4.6 Arbitrage and Tax Matters. The Company hereby covenants and represents for the benefit of each owner of the Bonds and the City that it will not make or permit any use of the proceeds of the Bonds or the moneys in the Funds or take any other action which will cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code. The Company covenants that it will comply with the applicable requirements of Section 148 of the Code so long as any Bonds are Outstanding. The Company shall deliver to the City certificates in such reasonable form as the City shall specify upon which the City may rely in furnishing the certificates required by Section 6.2 of the Indenture. The Company covenants and agrees to comply with the provisions of the Tax Certificates.

         Section 4.7 Establishment of Completion Date. The Company agrees to provide to the Trustee the certificate with respect to completion of the Facilities on the Completion Date. The Company covenants that the acquisition, construction, improvement and equipping of the Facilities described in Exhibit B will be completed no later than September 15, 2004.

         Section 4.8 Completion of the Facilities if Project Fund Insufficient. The Company acknowledges that the moneys in the Project Fund available for payment of the Cost of the Project may not be sufficient to pay the cost thereof in full, and agrees to complete the Facilities and to pay that portion of the cost of the Facilities in excess of the moneys available therefor in the Project Fund from any moneys legally available for such purpose. The City does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund will be sufficient to pay all the cost of the Facilities. The Company shall not be entitled as a result of paying a portion of the Cost of the Project pursuant to this Section to any reimbursement therefor from the City, the Trustee or from the owners of any Bonds, nor shall it be entitled to any diminution in or postponement of the payments required to be paid under this Loan Agreement.

         Section 4.9 Plans and Specifications. Any Improvements which have not yet been completed shall be acquired, constructed, improved and equipped substantially in accordance with the plans and specifications therefor and any amendments thereto. A copy of all such plans and specifications for Improvements not yet constructed shall be filed by the Company with the Trustee for safekeeping but the Trustee shall be under no affirmative obligation to review such plans and specifications. The Company may revise the plans and specifications at any time prior to completion of the acquisition, construction, improvement and equipping of the Facilities described in Exhibit B, provided that (i) a Company Representative shall certify to the Trustee that the Facilities described in Exhibit B in accordance with the revised plans and specifications will constitute a project permitted pursuant to the Act, (ii) such Facilities when completed in accordance with the revised plans and specifications will not be materially inconsistent with the description attached as Exhibit B hereto, (iii) the Company shall comply with the requirements of subparagraphs (a) and (b) of the following paragraph, and (iv) if applicable, evidence that the Company has sufficient funds to construct such Facilities.

         In addition, the Company may make revisions to the plans and specifications which will cause the Facilities to be materially inconsistent with the description attached hereto as Exhibit B so long as the Company has obtained the prior written consent of a majority of the holders or Beneficial Owners of the Bonds and has provided the following to the Trustee and the City:

                  (a) a certificate of an Independent Architect stating the Facilities, after completion in accordance with the revised plans and specifications, will constitute a project permitted pursuant to the Act;

                  (b) a construction budget and construction schedule for the completion of the Improvements;

                  (c) an Opinion of Bond Counsel acceptable to the City to the effect that such revisions will not adversely affect the validity of the Series 2003 Bonds or the exclusion of interest on the Series 2003 Bonds from gross income for federal income tax purposes;

                  (d)      a revised Exhibit B hereto; and

                  (e) if applicable, evidence that the Company has sufficient funds to complete such Facilities (from any source).

         Section 4.10 Surety Bonds; Company to Pursue Remedies Against Contractors and Subcontractors and Their Sureties. The Company shall secure from each contractor directly employed by the Company or from any subcontractor to such contractor in connection with the acquisition, construction, improvement and equipping of the Improvements under a contract or contracts totaling over $50,000 payment and performance bonds executed by a responsible surety company authorized to do business in the State of Arkansas in a penal sum equal to the entire amount to become payable. Each bond shall be conditioned on the completion of the work under the contract with such general contractor in accordance with the plans and specifications and upon the payment of all claims of subcontractors and suppliers. A dual obligee rider in favor of the City and the Trustee shall be obtained by the Company for each such bond obtained prior to and after the date of the delivery of the Series 2003 Bonds. Each such bond shall be delivered by the Company to the Trustee and the City, promptly upon receipt thereof by the Company.

         In the event of a material default of any contractor or subcontractor under any contract in connection with the acquisition, construction, improvement and equipping of the Improvements or in the event of a material breach of warranty with respect to any material, workmanship or performance guaranty, the Company will promptly proceed to exhaust the remedies of the Company, the City and the Trustee against the contractor, subcontractor or supplier in default and against any surety for the performance of such contract. The Company shall advise the City and the Trustee of the steps it intends to take in connection with any such default. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing shall be paid into the Project Fund, net of legal fees and other reasonable collection costs, unless recovered after the Completion Date and full disposition of the Project Fund in accordance with the Indenture, in which case such amounts shall first be used to correct defects created by such default or breach of warranty or to reimburse the Company for amounts paid by the Company to correct such defects and, second, any excess shall be deposited in to the Bond Principal Fund.

                                    ARTICLE V
                       OBLIGATIONS; PROVISIONS FOR PAYMENT

         Section 5.1       Loan Payments and Other Amounts Payable.

                  (a) As repayment of the Loan, the Company shall deposit with the Trustee, on the date of issuance of the Bonds, and thereafter not later than the 15th day of each month, the Monthly Payment with respect to the following calendar month, in accordance with the Indenture, which amounts shall be applied to the payment of the Bonds at the times and in the manner provided in the Indenture. The Company shall be entitled to credit with respect to such Monthly Payments for any transfers to the Bond Principal Fund and Bond Interest Fund pursuant to Section 3.7(b) of the Indenture.

                  (b) Upon any acceleration of amounts due under the Loan Agreement, the Company shall immediately pay as repayment of the Loan, for deposit in the Bond Principal Fund, the Bond Interest Fund and the Reserve Fund, an amount which, together with other moneys available under the Loan Agreement, is sufficient to pay the entire principal of and interest on the Series 2003 Bonds.

                  (c) On or before any redemption date (other than a sinking fund redemption date) for which a notice of redemption has been given pursuant to the Indenture, the Company shall pay as repayment of the Loan, for deposit in the Bond Principal Fund, an amount which, together with other moneys available therefor in the Bond Principal Fund (and, if all Bonds are called for redemption, the Reserve Fund), is sufficient to pay the principal of and premium, if any, on the Series 2003 Bonds called for optional or mandatory redemption and for deposit into the Bond Interest Fund an amount of money which, together with other moneys available therefor in the Bond Interest Fund, is sufficient to pay the interest accrued to the redemption date on the Series 2003 Bonds called for optional or mandatory redemption. If on any principal or interest payment date on the Bonds or the date any other amounts are payable on the Bonds the amount held by the Trustee in the Bond Principal Fund and the Bond Interest Fund is insufficient to make the required payments of principal of, premium, if any, and interest on the Bonds, the Company shall forthwith pay such deficiency as repayment of the Loan for deposit in the Bond Principal Fund or the Bond Interest Fund, as the case may be.

                  (d) At the option of the Company Representative, so long as no Event of Default has occurred or is occurring, to be exercised by delivery of a written certificate to the Trustee and the City not less than 45 days next preceding the applicable sinking fund redemption date, it may (i) deliver to the Trustee for cancellation Bonds in an aggregate principal amount desired by the Company Representative or (ii) specify a principal amount of such Bonds which prior to said date have been redeemed (otherwise than through the operation of the applicable sinking fund) and canceled by the Trustee and not theretofore applied as a credit against the respective sinking fund redemption obligation. Each such Bond so delivered or previously redeemed shall be credited by the Trustee at 100 percent of the principal amount thereof against the obligation of the Company on such respective sinking fund redemption date for Bonds and any excess over such amounts shall be credited against future sinking fund redemption obligations for such Bonds as directed by the Company Representative. In the event the Company Representative shall avail itself of the provisions of clause (i) of the first sentence of this paragraph, the certificate required by the first sentence of this paragraph shall be accompanied by the Bonds to be canceled.

                  (e) The Company shall deposit the following amounts to the Reserve Fund:

                           (i)      on the date of issuance of the Bonds (A)
$1,440,000 from proceeds of the Series 1999 Bonds, and (B) $410,000 from funds of the Company;

                           (ii)     on the fifteenth day of each month,
commencing October 15, 2003, through March 15, 2004, the amount of $31,667; and

                           (iii)    after March 15, 2004, in the event any
moneys in the Reserve Fund are transferred to the Bond Principal Fund or the Bond Interest Fund pursuant to the Indenture, or to the Rebate Fund pursuant to the Indenture, or in the event the valuation of the amounts in the Reserve Fund required by the Indenture reveals there is an amount less than the Reserve Requirement on deposit in the Reserve Fund, the Company shall deposit, on the first day of each month following such transfer or valuation, substantially equal monthly payments into the Reserve Fund to cause the total amount in the Reserve Fund to equal the Reserve Requirement not later than the next succeeding Interest Payment Date.

                  (f) The Company agrees to pay to the Trustee and the City, respectively, as an Operating Expense, the reasonable and necessary fees and expenses of the Trustee and the City, respectively, including the reasonable fees and other costs incurred for the services of any paying agent or engineers, architects, attorneys, management consultants, accountants and other consultants employed by the Trustee or the City to make examinations and reports, provide services and render opinions required under the Loan Agreement or the Indenture, plus the Company agrees to pay to the appropriate party the fees and expenses of any rebate analyst selected by the Trustee as provided in the Indenture, as and when the same become due, upon submission of a statement therefor.

                  (g) The Company agrees to pay to the Trustee as an Operating Expense all amounts to be deposited to the Rebate Fund, as and when the same become due as determined pursuant to the Indenture, to the extent there are no other amounts available to make such deposits, and to cause the Trustee to apply such funds in compliance with the terms of the Indenture.

                  (h) The Company agrees to pay as an Operating Expense all costs and expenses which may be incurred in connection with any removal or substitution of the Trustee and the appointment of any successor trustee.

         Section 5.2       Payees of Payments. The Payments provided for in
Section 5.1(a), (b) and (c) hereof shall be paid in funds immediately available in the city in which the designated office of the Trustee is located directly to the Trustee for the account of the City and shall be deposited as therein provided. The Payments provided for in Section 5.1(e) hereof shall be paid in funds immediately available in the city in which the designated office of the Trustee is located directly to the Trustee for the benefit of the Bondholders and shall be deposited in the Reserve Fund. The payments to be made under
Section 5.1(d), (g) and (h) hereof shall be paid directly to the payee for its own use.

         Section 5.3 Obligations of Company Hereunder Unconditional. The obligations of the Company to make the payments required in Section 5.1 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional. The Company (i) will not suspend or discontinue, or permit the suspension or discontinuance of, any payments provided for in Section 5.1 hereof, (ii) will perform and observe all of its other agreements contained in this Loan Agreement, and (iii) except as provided in Article XI hereof, will not terminate this Loan Agreement for any cause including, without limiting the generality of the foregoing, failure to acquire, construct, improve and equip the Improvements, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction of or damage to its solid waste disposal or manufacturing facilities, commercial frustration of purpose, or change in the tax or other laws or administrative rulings of or administrative actions by the United States of America or the State of Arkansas or any political subdivision of either, any failure of the City to perform and observe any agreement, whether express or implied, or any duty, liability, or obligation arising out of or connected with this Loan Agreement, whether express or implied, or any failure of the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Indenture, whether express or implied. Nothing contained in this Section shall be construed to release the City from the performance of any agreements on its part herein contained, and if the City shall fail to perform any such agreement, the Company may institute such action against the City as the Company may deem necessary to compel performance, provided that no such action shall violate the agreements on the part of the Company contained herein. The Company may, however, at its own cost and expense and in its own name or in the name of the City, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy and use of its solid waste disposal or manufacturing facilities, and in such event the City hereby agrees to cooperate fully with the Company (without expense to the City).

                                   ARTICLE VI
                            MAINTENANCE AND INSURANCE

         Section 6.1 Maintenance and Modifications . The Company agrees that during the term of this Loan Agreement its Property, Plant and Equipment shall be operated and maintained in substantial compliance with all laws, building codes, ordinances and regulations and zoning laws as shall be applicable to the Property, Plant and Equipment. The Company agrees that during the term of this Loan Agreement it will at its own expense (i) keep the Property, Plant and Equipment in as reasonably safe condition as its operations permit and (ii) keep the Property, Plant and Equipment in good repair and in good operating condition, making from time to time all necessary repairs thereto (including external and structural repairs) and renewals and replacements thereof. The Company may also at its own expense, make from time to time any additions, modifications or improvements to the Property, Plant and Equipment it may deem desirable for its purposes that do not adversely affect the structural integrity of any building or substantially reduce its value or impair the character of its use permitted pursuant to the Act, provided that all such additions, modifications, renovations, repairs and improvements made by the Company shall become a part of the Property, Plant and Equipment; provided, however, that nothing in this subsection shall prevent the Company from ceasing to operate any immaterial portion of the Property, Plant and Equipment. The Company hereby covenants and agrees that it shall not construct any improvements or install any equipment on any portion of the Property, the Lowell Property or the Junction Property located within a federally designated flood hazard zone unless and until such property shall be insured against loss or damage by flood in accordance with Section 6.2(a) hereof.

         Section 6.2       Insurance.

         (a) Throughout the term of this Loan Agreement, the Company will keep the Property, the Lowell Property and the Junction Property (or cause the Property, the Lowell Property and the Junction Property to be kept) continuously insured against such risks as are customarily insured against with respect to property similar to the Property, the Lowell Property and the Junction Property by businesses of like size and type, paying as the same becomes due all premiums in respect thereto, including but not necessarily limited to:

                  (i) Insurance to the full insurable value of the Property, Plant and Equipment of the Company as determined by the Company sufficient to prevent the Company from being a co-issuer (and in no event less than the principal amount of the Bonds Outstanding from time to time), against loss or damage by fire, lightning and flood (if the Property, the Lowell Property or the Junction Property is located within a federally designated flood hazard zone) and such other risks and matters, including without limitation, rental loss, public liability and boiler insurance, with uniform standard extended coverage endorsement limited only as may be provided in the standard form of extended coverage endorsement at that time customarily used in the State where such property is located, provided that the insurance required by this subsection may contain a deductible provision and be in amounts which in the opinion of an Insurance Consultant is normal and reasonable.

                  (ii) General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Property, the Lowell Property and the Junction Property and the adjoining streets, sidewalks and passageways, such insurance to afford protection of the type and in an amount which in the opinion of an Insurance Consultant is normal and reasonable with respect to bodily injury and property damage.

                  (iii) Rental or business interruption insurance against abatement of rent resulting from fire or other casualty in an amount not less than $1,000,000, with the proceeds from such rental or business interruption insurance being payable to the Company and the Trustee, as their respective interest may appear.

                  (iv)     Worker's compensation insurance as required by law.

                  (v) Key-man insurance with respect to Joe Brooks, the Co-Chairman of the Board of Directors of the Company, in the amount of $4 million and Douglas Brooks, as the Vice President, in the amount of $2.5 million.

         (b) Anything herein to the contrary, notwithstanding, a Significant Bondholder may, by notice thereof in writing to the Company and the Trustee, require additional insurance to be carried by the Company with respect to the Property, the Lowell Property or the Junction Property beyond that expressly identified herein, with respect to such risks and in such coverage amounts and other terms as in each case are reasonable and customary with respect to property similar to the Property, the Lowell Property or the Junction Property, and the Company will obtain such insurance and furnish to the Trustee and Significant Bondholder evidence thereof satisfactory to the Trustee and Significant Bondholder. All policies of insurance shall be issued by an insurer authorized to do business in the State where the respective property is located having a rating of at least A:6 in Best's Key Rating Guide. Not later than 30 days prior to the expiration date of each of the insurance policies, the Company will deliver to the Trustee satisfactory evidence of the renewal of each of the policies. If at any time the Issuer is not in receipt of written evidence that all insurance required hereunder is in full force and effect, the Issuer will have the right without notice to the Company to take such action as the Issuer deems necessary to protect its interest in the Property, the Lowell Property and the Junction Property, including without limitation the obtaining of such insurance coverage as the Trustee in its sole discretion deems appropriate, and all expenses incurred by the Trustee in connection with such action or in obtaining such insurance and keeping it in effect will be paid by the Company to the Trustee upon demand; provided, however, that if that the Trustee takes any such action, the Issuer shall give the Company notice of such action within five Business Days thereof.

         (c)      All of the insurance policies required pursuant to this
Section 6.2 will (i) contain a standard noncontributory form of mortgage clause (in favor of the Trustee and entitling the Trustee to collect any and all proceeds payable under such insurance), as well as a standard waiver of subrogation endorsement, and in the case of such liability policy, name the Trustee as an additional insured, all to be in form and substance satisfactory to the Trustee; (ii) provide, to the extent obtainable, that such policies may not be canceled or amended to diminish the coverage thereunder without at least 30 days prior written notice to the Trustee; and (iii) provide that no act, omission or negligence of the Company, or its agents, servants or employees, or of any tenant under any lease, which might otherwise result in a forfeiture of such insurance or any part thereof, shall in any way affect the validity or enforceability of such insurance insofar as the Issuer is concerned. The Company will not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section 6.2.

         The Company shall retain an Insurance Consultant to review the insurance requirements of the Company at the date of issuance of the Series 2003 Bonds and from time to time thereafter (but not less frequently than every two years) and to cause a certificate to be delivered to the Trustee and to the Bondholders as to whether the insurance being maintained is in compliance with the requirements of this Section. If the Insurance Consultant makes recommendations for the increase of any coverage, the Company shall increase or cause to be increased such coverage in accordance with such recommendations, to the extent that the Governing Body of the Company determines in good faith that such recommendations are in the best interests of the Company. If the Insurance Consultant makes recommendations for the decrease or elimination of any coverage, the Company may decrease or eliminate such coverage in accordance with such recommendations, to the extent that the Governing Body of the Company determines in good faith that such recommendations are in the best interest of the Company.

         Notwithstanding anything in this Section to the contrary, the Company shall have the right, without giving rise to an Event of Default solely on such account, (i) to maintain insurance coverage below that most recently recommended by the Insurance Consultant, if the Company furnishes to the Trustee a report of the Insurance Consultant to the effect that the insurance so provided affords either the greatest amount of coverage available for the risk being insured against at rates which in the judgment of the Insurance Consultant are reasonable in connection with reasonable and appropriate risk management, or the greatest amount of coverage necessary by reason of state or federal laws now or hereafter in existence; or (ii) to adopt alternative risk management programs which the Insurance Consultant determines to be reasonable, including, without limitation, to self-insure in whole or in part individually or in connection with other institutions, to participate in programs of captive insurance companies, to participate with other solid waste disposal and manufacturing companies in mutual or other cooperative insurance or other risk management programs, to participate in state or federal insurance programs, or to establish or participate in other alternative risk management programs; all as may be approved by the Insurance Consultant as reasonable and appropriate risk management by the Company. If the Company shall be self-insured for any coverage, the report of the Insurance Consultant mentioned above shall state whether the anticipated funding of any self-insurance fund is actuarially sound, and if not, the required funding to produce such result and such coverage shall be reviewed by the Insurance Consultant not less frequently than annually. Notwithstanding the other provisions of this Section, the Company shall not self-insure (other than with respect to reasonable deductibles certified as such in an Officer's Certificate of the Company Representative) or otherwise participate in programs described in (ii) above with respect to any insurance against loss or damage to the Property, Plant and Equipment by fire, lightning, vandalism, malicious mischief or other casualty or with respect to boiler insurance and provided further that, the Company shall not self-insure if such self-insurance has a material adverse effect on reimbursement from any third party payor unless its Governing Body shall have determined in good faith, evidenced by a resolution of the Governing Body, that such self-insurance is in the best interests of the Company and the Company has given prior notice of such self-insurance to the Trustee and the Bondholders.

         The Company Representative shall deliver to the Trustee (i) upon execution and delivery of this Loan Agreement, the originals or certified copies thereof of all insurance policies (or certificates thereof) which the Company is required to maintain pursuant to this Section, together with a Certificate of the Company Representative that payment of all premiums then due thereon has been made, (ii) at least 30 days prior to the expiration of any such policies evidence as to the renewal thereof, if then required by this Section or the terms of such policies, and an Officer's Certificate of the Company Representative that payment of all premiums then due with respect thereto has been made, and (iii) promptly upon request by the Trustee, but in any case within 90 days after the end of each calendar year, a certificate of the Company Representative setting forth the particulars as to all insurance policies maintained by the Company pursuant to this Section and certifying that such insurance policies are in full force and effect, that such policies comply with the provisions of this Section and that all premiums then due thereon have been paid.

                                   ARTICLE VII

                         CASUALTY LOSS AND CONDEMNATION

         Section 7.1 Insurance and Condemnation Proceeds. In the event that damage or destruction to the Property, the Lowell Property or the Junction Property or any portion thereof occurs such that claims for loss do not exceed $100,000 or in the event title to or the temporary use of the Property, the Lowell Property or the Junction Property, or any portion thereof, will be taken under the exercise of the power of eminent domain and the Net Proceeds from any condemnation award are less than $100,000, the Net Proceeds of insurance resulting from such claims or from any such condemnation award will be paid to the Company and will be used for such purposes as the Company, in its discretion, may deem appropriate. In the event that any damage or destruction is such that claims for loss are between $100,000 and $1,000,000, both inclusive, or the Net Proceeds from any condemnation award are between $100,000 and $1,000,000, both inclusive, the Net Proceeds of insurance resulting from such claims or from any such condemnation award will be paid to the Company and used by the Company with the consent of a Significant Bondholder either to redeem Bonds or to repair, rebuild, restore or replace the property. In the event that any damage or destruction is such that claims for loss exceed $1,000,000, or the Net Proceeds from any condemnation award exceed $1,000,000, the Net Proceeds of insurance resulting from such claims or from any such condemnation award will be held by the Trustee, and the Company will elect to have the Net Proceeds received applied to either the redemption of the Bonds or to repair, rebuild, restore or replace the property. If the Company elects the latter option, then the Net Proceeds will be paid by the Trustee from a separate account, from time to time, upon evidence of the expenditures therefor, upon receipt of a certificate of an Independent Architect. The Company may elect to redeem less than all of the Bonds only if (a) the property damaged, destroyed or condemned is not essential to the Company's use or occupancy of the Property, the Lowell Property or the Junction Property; (b) the Property, the Lowell Property or the Junction Property has been restored to a condition substantially equivalent to their condition prior to such damage, destruction or condemnation; or (c) suitable replacement property has been acquired for the Company's operations.

                                  ARTICLE VIII

                                SPECIAL COVENANTS

         Section 8.1 No Warranty of Condition or Suitability by the City. The City makes no warranty, either express or implied, as to the condition of the Facilities, or that they will be suitable for the purposes or needs of the Company.

         Section 8.2 Further Assurances. The City and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledge and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Loan Agreement.

         Section 8.3 Annual Audit. The Company will have the books and records of the Company audited annually, and shall furnish within 120 days after the end of each Fiscal Year to the City, the Notice Beneficial Owners, the Underwriter and the Trustee a copy of the audit report certified by independent public accountants.

         Section 8.4 Financial Statements; Annual Budgets. The Company agrees that it will maintain proper books of records and accounts of its Property, Plant and Equipment with full, true and correct entries of all of its dealings in accordance with generally accepted accounting principles, and that it will furnish to the Trustee, the Underwriter and Notice Beneficial Owners quarterly financial statements within 45 days after the close of each such quarter, including a statement of income in comparative form, to the extent practicable, with the financial figures from the corresponding period in the preceding Fiscal Year and a balance sheet as of the end of each such period and of the preceding fiscal year.

         Section 8.5 Release and Indemnification Covenants. The Company agrees to protect and defend the City, former, present and future council members, officers, employees and other agents of the City and each person, if any, who has the power, directly or indirectly, to direct or cause the direction of the management or policies, now or hereafter, of the City and to protect and defend the Trustee, its officers, employees and agents (collectively, the "Indemnified Parties" and individually, the "Indemnified Party") and further agrees to indemnify and hold harmless the Indemnified Parties from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and court costs, including those for post-judgment and appellate proceedings), judgments, claims, demands, suits, actions or other proceedings of whatsoever kind or nature (including, without limitation, those in any manner directly or indirectly arising or resulting from, out of or in connection with any injury to, or death of any person or and damage to property but excluding those arising or resulting from any intentional misrepresentation or any willful and wanton misconduct of the Indemnified Party or Indemnified Parties) in any manner directly or indirectly (in any case, whether or not by the Company, or its successors and assigns, or directly or indirectly through the agents, contractors, employees, licensees or otherwise of the Company, or its successors and assigns) by any person or entity whatsoever except the City or the Trustee, arising or purportedly arising from this Loan Agreement, the Indenture, the Bonds, Parity Indebtedness, the initial and any subsequent offers and sales of the Bonds, the Tax Certificates or the transactions contemplated hereby and thereby, the Project and the ownership or the operation by the Company of the Property, Plant and Equipment the breach or violation of its or any material inaccuracy or material omission in any agreement, covenant, representation or warranty of the Company set forth herein or in any document delivered pursuant hereto, the presence of any Hazardous Material or underground storage tanks on or under the Property, Plant and Equipment or any escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Material from the Property, Plant and Equipment, any liens against the Property permitted under or imposed by any Environmental Laws, or any violation or actual or asserted liability or obligations of the Company under any Environmental Laws, regardless of whether or not caused by, or within the control of, the Company, any actual or asserted liability or obligations of the aforesaid persons under any Environmental Law relating to the Property, Plant and Equipment, regardless of whether or not caused by, or within the control of, the Company or any action or failure to act by an Indemnified Party or Indemnified Parties with respect to any of the foregoing.

         The Company releases the City and all former, present and future council members, servants, officers, employees and other agents of the City, and the Trustee from, agrees that the City and the Trustee and all former, present and future directors, members, servants, officers, employees and other agents of the City and the Trustee shall not be liable for, and agrees to hold the City and all former, present and future directors, members, servants, officers, employees and other agents of the City and the Trustee harmless against, any expense or damages incurred because of any lawsuit commenced as a result of action taken by the City, and the Trustee or their former, present and future directors, members, servants, officers, employees or other agents (except for any intentional misrepresentation or willful and wanton misconduct of the aforesaid) with respect to this Loan Agreement, the Indenture, the Bonds, Parity Indebtedness, the Tax Certificates, the Project or the Property, Plant and Equipment and the City and the Trustee shall promptly give written notice to the Company with respect thereto. All covenants, stipulations, promises, agreements and obligations of the City contained herein shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the City and not of any former, present or future director, member, servant, officer, employee or other agent of the City in his or her individual capacity, and no recourse shall be had for the payment of the principal of, premium, if any, or interest on the Bonds or Parity Indebtedness or for any claim based thereon or hereunder against any former, present or future director, member, servant, officer, employee or other agent of the City or any natural person executing the Bonds.

         The indemnification arising under this Section shall continue in full force and effect notwithstanding the full payment of all obligations under this Loan Agreement or the termination of this Loan Agreement for any reason.

         Section 8.6 Company Representative. Whenever, under the provisions of this Loan Agreement, the Tax Certificates or the Indenture, the approval or direction of the Company is required, or the City or the Trustee is required to take some action at the request of the Company, such approval or such request shall be made by the Company Representative unless otherwise specified in this Loan Agreement, the Tax Certificates or the Indenture. The City or the Trustee shall be authorized to act on any such approval or request and the Company shall have no complaint against the City or the Trustee as a result of any such action taken in accordance with such approval or request. The execution of any document or certificate required under the provisions of this Loan Agreement, the Tax Certificates or the Indenture by the Company Representative shall be on behalf of the Company and shall not result in any personal liability of such Company Representative.

         Section 8.7 Leases and Operating Contracts. The Company may lease (as lessor) any part of the Property from which it derives revenues or contract for the performance by others of operations or services on or in connection with the Property from which it derives revenues, or any part thereof, for any lawful purpose, provided that (i) the Trustee shall receive written notice of such lease or contract if such lease or contract has a value in excess of $250,000 or a duration longer than six months, (ii) each such lease or contract shall not be inconsistent with the provisions of the Indenture or this Loan Agreement, (iii) the Company shall remain fully obligated and responsible under this Loan Agreement to the same extent as if such lease or contract had not been executed, and (iv) no such lease or operating contract shall adversely affect the validity of the Bonds or Parity Indebtedness or the exclusion of interest on the Bonds from gross income for federal and state income tax purposes. The Trustee shall request the Company to deliver an opinion of Bond Counsel addressed to the Trustee relating to the matters set forth in (iv) if the Company enters into a lease or operating contract covered by this Section 8.7.

         Section 8.8 No Default Certificate. Within 150 days after the end of each Fiscal Year, the Company shall furnish to the Trustee a certificate of the Company Representative stating that no Event of Default under Section 10.1 hereof has occurred and is continuing and that he has no knowledge of an event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under Section 10.1 hereof, respectively, or describing any such Event of Default or event known to the Company.

         Section 8.9       [Intentionally Omitted]

         Section 8.10      Limitations on Creation of Liens.

                  (a) The Company agrees that it will not create or suffer to be created or permit the existence of any Lien on any tangible or intangible assets of the Company mortgaged or pledged pursuant hereto or pursuant to the Lowell Mortgage or the Junction Deed of Trust other than Permitted Liens, as described in clause (b) of this Section.

                  (b)      Permitted Liens shall consist of the following:

                           (1) Liens arising by reason of good faith deposits with the Company in connection with leases of real estate, bids or contracts (other than contracts for the payment of money), deposits by the Company to secure public or statutory obligations, or to secure or in lieu of surety, stay or appeal bonds. and deposits as security for the payment of taxes or assessments or other similar charges;

                           (2) any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance losses or in connection with workers' compensation, unemployment insurance, pension or profit sharing plans or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

                           (3) any judgment lien against the Company so long as such judgment is being contested in good faith and execution thereon is stayed and it will not materially interfere with or materially impair the operations conducted on the Property, Plant and Equipment;

                           (4) (A) rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or provision of law, affecting its Property, Plant and Equipment, (B) any liens on the Property, Plant and Equipment for taxes, assessments, levies, fees, water and sewer rents, and other governmental and similar charges and any liens of mechanics, materialmen, laborers, suppliers or vendors for work or services performed or materials furnished in connection with the Property, Plant and Equipment which are not due and payable or which are not delinquent or which, or the amount or validity of which, are being contested and execution thereon is stayed or, with respect to liens of mechanics, materialmen, laborers, suppliers or vendors, have been due for less than 90 days; (C) easements, rights-of-way servitude, restrictions, oil, gas or other mineral reservations and other minor defects, encumbrances and irregularities in the title to the Property which in the opinion of the Company Representative do not materially impair the use of the Property, Plant and Equipment for its intended purpose or materially and adversely affect the value thereof provided that the Company Representative shall have given the Trustee written notice thereof at least 120 days before the imposition of such Lien; (D) statutory landlord's liens and (E) all exceptions shown on the policies of title insurance delivered pursuant to the Indenture;

                           (5) any Lien securing Additional Indebtedness permitted hereby;

                           (6) any Lien permitted pursuant to Section 3.1 hereof;

                           (7) any Lien created by the Indenture or this Loan Agreement;

                           (8)      any Lien described in Exhibit C hereto; and

                           (9) any Lien in favor of a creditor or a trustee on the proceeds of Indebtedness and any earnings thereon prior to the application of such proceeds and such earnings, and any Liens on trust funds established and held by a trustee or creditor with respect to Indebtedness properly incurred.

         Section 8.11 Limitations on Indebtedness. The Company may incur Additional Indebtedness, if the Income Available for Debt Service for the four immediately preceding fiscal quarters of the Company is not less than 250% of the Long-Term Debt Service Requirements in such period, taking into account the Loan and Indebtedness then Outstanding and the Additional Indebtedness proposed to be incurred. . Notwithstanding the foregoing, Subordinated Debt, Commitment Indebtedness and Nonrecourse Indebtedness may be incurred by the Company at any time, without limit. In addition, the Company may incur Additional Indebtedness secured by accounts receivable and inventory, and Additional Indebtedness with respect to Approved Purchaser purchase orders, as provided in Section 3.1 of this Loan Agreement.

         Section 8.12. Subordinated Debt. Subordinated Debt shall include only Indebtedness of the Company incurred pursuant to loan agreements, credit agreements or similar arrangements ("Subordinate Loan Documents") which contain provisions substantially to the following effect:

                  (1) Subordinated Debt shall, to the extent and in the manner hereinafter set forth, be fully subordinated to the Superior Indebtedness as herein defined. For all purposes of this Section the term "Superior Indebtedness" shall mean all obligations of the Company arising under this Loan Agreement the Lowell Mortgage or the Junction Deed of Trust (the "Loan Documents"), as each may be supplemented and modified to the date hereof, or as the same may hereafter from time to time be further supplemented and modified and any other obligations secured by or evidencing, directly or indirectly, obligations evidenced by such Loan Documents, including post-petition interest.

                  (2) No action or proceedings, judicial or otherwise (including without limitation the commencement of or joinder in any bankruptcy or liquidation), shall be instituted or pursued by the holder of any Subordinated Debt (together, the "Subordinate Creditors"), nor shall such Subordinate Creditors take steps to enforce other judgments or encumbrances on assets of the Company pledged to the payment of the obligations of the Company arising under any Subordinate Loan Document (an "Enforcement Action"), other than an action to compel specific performance, and other than an action with respect to collateral pledged to the payment of such Subordinated Debt and not pledged to the payment of the Superior Indebtedness, unless all Bondholders shall have consented thereto, or the Bondholders shall have been paid in full or provision therefor shall have been made in accordance with the terms of the Indenture.

                  (3) No payment on account of principal, premium, if any, sinking funds or interest on Subordinated Debt shall be made, nor shall any property or assets pledged to the payment of the obligations of the Company arising under any Subordinate Loan Document, other than collateral pledged to the payment thereof and not pledged to the payment of the Superior Indebtedness, be applied to the payment or prepayment of Subordinated Debt, unless payment of all amounts then due and payable for principal, premium, if any, sinking funds and interest on Superior Indebtedness has been made or duly provided for in accordance with the terms of the Loan Documents. No payment of principal of and interest on and other amounts due under any Subordinate Loan Document may be made prior to full payment of Superior Indebtedness, (other than payment derived with respect to collateral pledged to the payment of Subordinated Debt and not pledged to the payment of the Superior Indebtedness) if, at the time of such payment or application or immediately after giving effect thereto, (i) there shall exist any default in the payment of principal, premium, if any, sinking funds or interest with respect to the Bonds or any Superior Indebtedness, or (ii) there shall have occurred an Event of Default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to the Bonds or any Superior Indebtedness permitting the Trustee to accelerate the maturity thereof, and written notice of such occurrence shall have been given to the Subordinate Creditors and such event of default shall not have been cured or waived or shall not have ceased to exist.

                  (4) Upon (i) any acceleration of maturity of the principal amount due on any Subordinated Debt or (ii) any payment or distribution of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation, reorganization or arrangement of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due upon the Bonds and all Superior Indebtedness shall first be paid in full, or payment thereof provided for in accordance with the terms of the Indenture, before any payment is made on account of the principal, premium, if any, or interest on the Subordinated Debt (other than payment derived with respect to collateral pledged to the payment of Subordinated Debt and not pledged to the payment of the Superior Indebtedness), and upon any such dissolution or winding-up or liquidation, reorganization or arrangement, any payment or distribution of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Debt would be entitled, except for the provisions hereof, shall be paid by the Company, or by a receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, to the Trustee to the extent necessary to pay all Superior Indebtedness in full, before any payment or distribution is made to the holders of the Subordinate Debt.

                  (5) In the event that, in violation of any of the foregoing provisions, any payment or distribution of any kind or character, whether in cash, property or securities, shall be received by any Subordinate Creditor before all Bonds and Superior Indebtedness is paid in full or provision for such payment in accordance with the terms of the Indenture, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to the Trustee for application to the payment of all Bonds remaining unpaid to the extent necessary to pay all such Bonds in full in accordance with its terms.

                  (6) Neither the Trustee nor any present or future holder of any Bonds shall be prejudiced in any right to enforce subordination of the indebtedness evidenced by the Subordinate Loan Documents by any act or failure to act on the part of the Company or anyone in custody of its assets or property.

                  (7) The foregoing subordination provisions shall be for the benefit of the holders of Bonds and may be enforced by the Trustee against the holders of Subordinate Indebtedness or any trustee therefor.

The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand and the holders of the Subordinated Debt on the other hand, and nothing therein shall impair, as between the Company and the holders of the Subordinate Indebtedness, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the principal thereof, premium, if any, and interest thereon in accordance with its terms, nor shall anything herein prevent the holders of the Subordinated Debt or any trustee on their behalf from exercising all remedies otherwise permitted by applicable law or thereunder upon default thereunder, subject to the rights set forth above of the holders of Superior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holders of the Subordinate Indebtedness. Upon any payment or distribution of assets of the Company of the character referred to in the fifth paragraph of the foregoing provisions, the holders of Subordinate Indebtedness shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding-up, liquidation, reorganization or arrangement proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the holders of Subordinate Indebtedness for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Subordinate Indebtedness and other indebtedness of Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to the foregoing provisions. No holders of Subordinate Indebtedness shall be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by such holders of Subordinate Indebtedness, unless and until the holders of Subordinate Indebtedness, as the case may be, have actual notice or shall have received notice thereof from the Company, the Trustee or one or more holders of Superior Indebtedness. The Company hereby covenants and agrees in each case to provide such notice.

         Section 8.13 Parity Indebtedness. The Company covenants not to incur or assume any Parity Indebtedness unless the Company has received consent of the holders of 100% of the principal amount of the Bonds Outstanding. Upon issuance of Parity Indebtedness, such debt will be entitled to share on a parity in all property and rights securing the Series 2003 Bonds, except the moneys in the Funds, which shall secure only the Series 2003 Bonds.

         Unless otherwise consented to by the holders of 100% of the principal amount of the Bonds Outstanding, all instruments creating or securing Parity Indebtedness shall (i) provide that the Trustee shall have the sole power to select remedies to be used to enforce rights against common security for the Bonds and Parity Indebtedness, subject to the right of the owners of a majority in aggregate principal amount of the sum of the Bonds and Parity Indebtedness then Outstanding to direct remedies in the manner provided in the Indenture,
(ii) provide that the holders of Parity Indebtedness or the trustee therefor shall undertake such actions as may be requested by the Trustee that are reasonably necessary to effectuate the purposes of clause (i), and (iii) contain cross default provisions with the Loan Agreement, the Indenture and all other instruments creating Parity Indebtedness.

         All collateral given or to be given to secure Parity Indebtedness (other than credit enhancement devices such as letters of credit, insurance or surety bonds and other than reserve funds) shall also secure the obligations of the Company under the Loan Agreement on a parity basis; and the instruments under which any Parity Indebtedness is incurred shall contain provisions that all Parity Indebtedness and the obligations of the Company under the Loan Agreement shall be secured equally and ratably by all such security provided for any such Parity Indebtedness. The Property, the Pledged Revenues and any other collateral at any time given to secure the obligations of the Company under the Loan Agreement (other than the Funds) shall likewise secure Parity Indebtedness, and such shall be set forth and so provided in any instrument securing Parity

Indebtedness. No release by or permission from the City and the Trustee under the Loan Agreement shall be necessary (other than the Company's payment of any Trustee fees or any fees or expenses of the Trustee) to allow such collateral to be pledged pursuant to any instrument relating to Parity Indebtedness, so long as the conditions of the Loan Agreement are complied with.

         Section 8.14 Transfer of Assets. The Company agrees that it will not Transfer assets without the consent of 100% of the owners of the Bonds, except for Transfers of assets:

         (a) to any Person if prior to the sale, lease or other disposition there is delivered to the Trustee an Officer's Certificate of the Company Representative stating that such assets have or will within the next 24 months become inadequate, obsolete, worn out, unsuitable, unprofitable, undesirable or unnecessary and the sale, lease, removal or other disposition thereof will not impair the structural soundness, efficiency, or economic value of the remaining assets of the Company; or

         (b) to any Person provided there shall be delivered to the Trustee prior to such Transfer a report of a Consultant to the effect that the assets being transferred are not an integral part of the Property, Plant and Equipment; and either:

                  (i) an Officer's Certificate (accompanied by the Audited Financial Statements) certifying the Long-Term Debt Service Coverage Ratio, adjusted to exclude the revenues and expenses derived from the assets proposed to be disposed of, for the most recent Fiscal Year for which the Audited Financial Statements are available and such Long-Term Debt Service Coverage Ratio is not less than 2.00 and not less than 65 percent of what it would have been were such Transfer not to take place; or

                  (ii) the report of a Consultant to the effect that the forecasted Long-Term Debt Service Coverage Ratio, taking such Transfer into account, for each of the two Fiscal Years succeeding the date on which such Transfer is expected to occur, and the Long-Term Debt Service Coverage Ratio for each such period is not less than 2.00 and not less than 65 percent of what it would have been were such Transfer not to take place, accompanied by a statement of the relevant assumptions upon which such forecasts are based; or

         (c) with respect to any Transfer of non-inventory assets, to any Person in the ordinary course of business and on terms not less favorable to the Company than arm's length, but not to exceed $1,000,000 in aggregate proceeds in any Fiscal Year unless otherwise consented to by a majority of the Bondholders; or

         (d) with respect to any Transfer of inventory, to any Person in the ordinary course of business; or

         (e) to any Person if the aggregate Net Book Value of the assets transferred pursuant to this clause in any five consecutive Fiscal Years, does not exceed 5 percent of the Net Book Value of all assets of the Company as shown in the Audited Financial Statements for the most recent Fiscal Year; or

         (f) to any Person, if the Company shall determine to sell all or substantially all of its assets, and (i) the Company exercises its option to prepay the Loan, or (ii) the holders of 100% of the Bonds shall consent to such transfer, all as provided in section 8.15 hereof.

         Section 8.15 Consolidation, Merger, Sale or Conveyance. The Company covenants that it will not merge or consolidate with, or sell or convey all or substantially all of its assets to, any Person, unless (a) such merger, consolidation or sale shall be consented to by the holders of 100% of the Bonds, or (ii) the Company shall elect to prepay the Loan and redeem the Bonds in accordance with Section 5.1(b) of the Indenture. In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to its predecessor, with the same effect as if it had been named herein as such predecessor.

         Section 8.16      Financial Covenants.

         (a) The Company shall calculate quarterly the Debt Service Coverage Ratio for the four quarters prior to the date of any such calculation, and shall provide a copy of such calculation for such period to the Trustee and Notice Beneficial Owners at the time of delivery of the quarterly financial statements delivered in accordance with Section 8.4 hereof. If the Debt Service Coverage Ratio computation delivered at the time of delivery of any such statement indicates that the Long-Term Debt Service Coverage Ratio of the Company for such previous four fiscal quarters shall be less than 2.00 to 1.00, the Company covenants to retain a Consultant at the expense of the Company, within 30 days, to make recommendations to increase such Long-Term Debt Service Coverage Ratio in the Fiscal Year following delivery of such recommendations to such level or, if in the opinion of the Consultant the attainment of such level is impracticable, to the highest level attainable in such Fiscal Year. Any Consultant so retained shall be required to submit such recommendations to the Trustee and the Notice Beneficial Owners within 90 days after being so retained. The Company agrees that it will, to the extent permitted by law, follow the recommendations of the Consultant. The Company shall not be obligated to retain such a Consultant more often than once during any twenty-four month period.

         (b) The Company covenants and agrees that it shall maintain a Current Ratio, calculated as of the last day of each calendar quarter, of not less than 1.00 to 1.00. The Company shall provide a copy of such calculation to the Trustee and Notice Beneficial Owners at the time of delivery of the quarterly financial statements delivered in accordance with Section 8.4 hereof.

         (c) The Company covenants and agrees that it shall maintain a Debt to Equity Ratio, calculated as of the last day of each Fiscal Year, of not more than 3.00 to 1.00. The Company shall provide a copy of such calculation to the Trustee and Notice Beneficial Owners at the time of delivery of the annual audit delivered in accordance with Section 8.3 hereof.

         (d) The Company covenants and agrees that not more than 10% of its accounts payable (for the deferred purchase price of property or services) from time to time incurred in the ordinary course of operations and activities shall be in excess of 75 day past the invoice or billing date, or, if greater than 75 days, are being contested in good faith by the Company.

         (e) The Company covenants and agrees that not more than 20% of its accounts receivable (for the deferred purchase price of property or services) from time to time shall be in excess of 90 day past the invoice or billing date, excluding from such calculation (i) amounts being contested in good faith by the obligated party, and (ii) amounts which the Company has determined, in good faith, are not likely to be collected and are to be treated as losses in accordance with generally accepted accounting principles.

         Section 8.17. Reporting Extensions. Notwithstanding the foregoing, in the event the Company receives an extension of time with respect to any annual or quarterly reports filed with the Securities and Exchange Commission pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934, as amended, the Company shall be entitled to the same extension for annual and quarterly reports required to be filed under this Loan Agreement.

                                   ARTICLE IX

         ASSIGNMENT AND PLEDGING OF LOAN AGREEMENT; REDEMPTION OF BONDS

         Section 9.1 Assignment by Company. This Loan Agreement may be assigned by the Company with the prior written consent of the Bondholders subject to each of the following conditions:

                  (1) no assignment shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any such assignment, the Company shall continue to remain primarily liable for payment of the Loan Payments, payments on Parity Indebtedness and other payments required to be made under Section 5.1 hereof and for performance and observance of the other covenants and agreements on its part herein provided;

                  (2) no assignment shall impair the exclusion of interest on the Bonds from gross income for federal income tax purposes;

                  (3) the assignee shall assume in writing the obligations of the Company hereunder to the extent of the interest assigned, and

                  (4) the Company shall, within 30 days after the delivery thereof, furnish or cause to be furnished to the City and the Trustee a true and complete copy of each such assumption of obligations and assignment.

         Section 9.2 Assignment and Pledge by City. The City shall assign certain of its interests in and pledge certain of the moneys receivable under this Loan Agreement to the Trustee pursuant to the Indenture and the Assignment as security for payment of the principal of, premium, if any, and interest on the Bonds and Parity Indebtedness. The Company hereby consents to such assignment and pledge.

         Section 9.3 Redemption of Bonds. Upon the agreement of the Company to deposit moneys in the Bond Principal Fund and the Bond Interest Fund in an amount sufficient to redeem Bonds subject to redemption, the City, at the request of the Company Representative, shall forthwith take all reasonable steps consistent with the Indenture and this Loan Agreement necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then Outstanding Bonds on the redemption date.

                                    ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

         Section 10.1 Events of Default Defined. The following shall be "events of default" under this Loan Agreement and the term "event of default" shall mean any one or more of the following events:

                  (a) failure to pay the Loan Payments required to be paid under Section 5.1(a) hereof for a period of 15 days after the time such Loan Payments were required to be paid thereunder;

                  (b) failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in subsection (a) of this Section, for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the City or the Trustee, provided, with respect to any such failure covered by this subsection (b) no event of default shall be deemed to have occurred so long as a course of action adequate to remedy such failure shall have been commenced within such 30-day period and shall thereafter be diligently prosecuted to completion and the failure shall be remedied thereby; provided, however, that failure to correct such default within 90 days after receipt of such notice shall constitute an Event of Default;

                  (c) any representation or warranty made by the Company hereunder or otherwise in connection with the sale and delivery of the Bonds shall prove to have been incorrect in any material respect on or as of the date of issuance of the Bonds or the date of making such representation or warranty and cannot be cured within 30 days after written notice by the City or the Trustee, specifying such incorrect representation or warranty and requesting that it be cured, provided no event of default shall be deemed to have occurred under this subsection (c) so long as a course of action adequate to cure shall have been commenced within such 30-day period and shall thereafter be diligently prosecuted to completion and remedied thereby; provided, however, that failure to correct such default within 90 days after receipt of such notice shall constitute an Event of Default;

                  (d) an event of default shall have occurred under the Indenture or the Tax Certificates;

                  (e) if the Company shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of the Company as a bankrupt or its reorganization under any present or future federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within 90 days after the filing thereof, or if a receiver, trustee or liquidator of the Company or of all or substantially all of the assets of the Company, or the Property, Plant and Equipment shall be appointed in any proceeding brought against the Company and shall not be discharged within 90 day's after such appointment or if the Company shall consent to or acquiesce in such appointment if the estate or interest of the Company in the Property, Plant and Equipment or any part thereof shall be levied upon or attached in any proceeding and such process shall not be vacated, discharged or released within 60 days after such levy or attachment, or if the Property, Plant and Equipment shall have been abandoned by the Company for a period of 30 consecutive days, or if the Company shall be dissolved or liquidated (other than as a result of a merger or consolidation of the Company into or with another entity under the conditions permitting such actions contained in this Loan Agreement); and

                  (f) a final judgment is entered against the Company which, together with all unsatisfied final judgments against the Company, exceeds the sum of $1,000,000 and which is not covered by insurance or adequate Company reserves and such judgment shall remain unsatisfied or unstayed for a period of 90 days after the entry thereof.

         The foregoing provisions of subsection (b) of this Section are subject to the following limitations: If by reason of force majeure the Company is unable in whole or in part to carry out its agreements herein contained, other than the obligations on the part of the Company contained in Article V and in Sections 4.7 and 8.5 hereof, the Company shall not be deemed in default during the continuance of such inability so long as (i) the Company provides the Bondholders written notice that an Event of Default has occurred by reason of force majeure within 10 Business Days of the receipt of the notice of an Event of Default from the Trustee and (ii) a majority of Bondholders consents to implementation of Company's plan to cure such Event of Default. The Company agrees to promptly submit its plans for curing the Event of Default to the Bondholders; provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts or other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the reasonable judgment of the Company unfavorable to the Company. The term "force majeure" as used herein shall mean the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies, insurrections; riots; epidemics; landslides; lightning; earthquake; fire; hurricane; tornadoes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; war, explosions; or partial or entire failure of utilities.

         Section 10.2 Remedies on Default. Whenever any event of default referred to in Section 10.1 hereof shall have occurred and is continuing, the City, or the Trustee, where so provided herein, may take any one or more of the following remedial steps:

                  (a) the Trustee (acting as assignee of the City), as and to the extent provided in the Indenture, or the City (in the event of a failure of the Trustee to act under this subsection), may, and, at the direction of holders of 25 percent of the aggregate amount of the Bonds and Parity Indebtedness, the Trustee shall, declare the Loan Payments payable hereunder for the remainder of the term of this Loan Agreement to be immediately due and payable, whereupon the same shall become due and payable;

                  (b) the Trustee may, subject to indemnification as provided in the Indenture, and, at the direction of holders of 25 percent of the aggregate amount of the Bonds and Parity

Indebtedness, shall, take any action permitted under the Indenture with respect to an Event of Default thereunder;

                  (c) the Trustee (acting as assignee of the City) may foreclose on all or any portion of the Property or any interest of the Company therein as and to the extent permitted of a mortgagee by the laws of the State of Arkansas and exercise all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Arkansas with respect thereto and to the tangible personal property, furniture, machinery and equipment of the Company described in Section 3.1;

                  (d) the Trustee may foreclose on all or any portion of the Lowell Property and the Junction Property and any interest of the Company therein as and to the extent permitted of a mortgagee by the laws of the State of Arkansas and the State of Texas, respectively, and exercise all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Arkansas and the State of Texas, respectively, with respect thereto;

                  (e) the Trustee may take exercise any rights permitted pursuant to the Patent and Trademark Security Agreement;

                  (f) the Trustee (acting as assignee of the City) may realize upon the security interest in the Pledged Revenues and exercise all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Arkansas and the State of Texas with respect thereto; or

                  (g) the Trustee (acting as assignee of the City), as and to the extent provided in the Indenture, or the City (in the event of a failure of the Trustee to act under this subsection) may take whatever action at law or in equity as may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance or observance of any obligations, agreements or covenants of the Company under this Loan Agreement.

         At any time after such a declaration of acceleration has been made, but before the entry of a judgment or decree to enforce remedies under the Indenture or this Loan Agreement, such declaration and its consequences shall be rescinded and annulled (unless the Trustee is otherwise directed by the holders of a majority of the principal amount of the Bonds Outstanding (excluding Bonds of any series which are subordinate to any other Series of Bonds)) if:

                  (A) There has been paid to or deposited with the Trustee, or provision satisfactory to the Trustee has been made for the payment of a sum sufficient to pay:

                           (i) all sums reasonably paid or advanced by the Trustee (including reasonable counsel fees and disbursements) under the Indenture or this Loan Agreement and the reasonable compensation, expenses, disbursements and advances of the Trustee (including reasonable counsel fees and disbursements);

                           (ii) all overdue installments of interest on the Bonds payable by the Company with interest on such overdue interest at the rate of one (1) percent per annum above the interest borne by the Bonds during the 365 days prior to the date of such payment;

                           (iii) the principal of any Bonds which have become due otherwise than by such declaration of acceleration and accrued interest thereon to the date of payment of such Bonds payable by the Company at the rate or rates borne by such Bonds;

                           (iv) the amounts required to be on deposit in the Reserve Fund in accordance with the Indenture; and

                           (v) all sums, including the reasonable fees and expenses of counsel, reasonably paid or advanced by any Bondholder because of the Company's default.

                  (B) All Events of Default of the Company, other than the nonpayment of the principal of the Bonds, which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture and this Loan Agreement.

In the event that the Company fails to make any payment required hereby, the payment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid. Any proceeds received by the City or the Trustee from the exercise of any of the above remedies, after reimbursement of any costs incurred by the City or the Trustee in connection therewith, shall be applied by the Trustee in accordance with the provisions of the Indenture.

         Section 10.3 No Remedy Exclusive. No remedy herein conferred upon or reserved to the City or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the City to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than notice required herein or by applicable law. Such rights and remedies given the City hereunder shall also extend to the Trustee and the owners of the Bonds, subject to the Indenture.

         Section 10.4 Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Loan Agreement, the Indenture or the Tax Certificates, and the City, any Significant Bondholder or the Trustee should employ attorneys or incur other expenses for the collection of Loan Payments or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein or in the Tax Certificates or the Indenture, the Company agrees that it will within 30 days of a request therefor pay to the City, any Significant Bondholder or the Trustee, as the case may be, the reasonable fees of such attorneys and such other reasonable expenses incurred by the City, any Significant Bondholder or the Trustee. This Section shall continue in full force and effect, notwithstanding the full payment of all obligations under this Loan Agreement or the termination of this Loan Agreement for any reason.

         Section 10.5 Waiver. In the event any agreement contained in this Loan Agreement should be breached by any party and thereafter waived by any other party, such waiver shall be limited to the particular breach waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of the City's rights in and under this Loan Agreement to the Trustee under the Indenture, the City shall have no power to waive any Event of Default hereunder without the written consent of the Trustee. Notwithstanding the foregoing, a waiver of an Event of Default under the Indenture or a rescission of a declaration of acceleration of the Bonds and a rescission and annulment of its consequences shall constitute a waiver of the corresponding event of default under this Loan Agreement and a rescission and annulment of its consequences; provided that no such waiver or rescission shall extend to or affect any subsequent or other default hereunder or impair any right consequent thereon.

         Section 10.6 Appointment of Receiver. Upon the occurrence of any Event of Default, unless the same shall have been waived as herein provided, the Trustee, acting as assignee of the City, shall be entitled as a matter of right if it shall so elect, without notice or demand (such notice being expressly waived hereby), ex parte, (i) forthwith and without declaring the Bonds or Parity Indebtedness to be due and payable, (ii) after declaring the same to be due and payable, or (iii) upon the commencement of an action to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of the Trustee, the Bondholders or the holders of Parity Indebtedness, to the appointment of a receiver or receivers of any or all of the Property, Junction Property and Lowell Property with such powers as the court making such appointment shall confer. The Company hereby consents and agrees, and will if requested by the Trustee consent and agree at the time of application by the Trustee for appointment of a receiver of the Property, Junction Property and Lowell Property, to the appointment of such receiver of the Property, Junction Property and Lowell Property and that such receiver may be given, the right, power and authority, to the extent the same may lawfully be given to take possession of and operate and deal with the Property, Junction Property and Lowell Property and the revenues, profits and proceeds therefrom, with like effect as the Company could do so, and to borrow money and issue evidences of indebtedness as such receiver.

         Section 10.7 Remedies Subject to Provisions of Law. All rights, remedies and powers provided by this Article may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this instrument or the provisions hereof invalid or unenforceable under the provisions of any applicable law.

         Section 10.8 Waiver of Appraisement, Valuation, Stay, and Execution Laws. The Company agrees, to the extent permitted by law, that in the case of the occurrence of an Event of Default, neither the Company nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay or extension laws now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of the lien of this Loan Agreement, or the absolute sale of the Property, Junction Property and Lowell Property, or any interest of the Company therein, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and the Company for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully do so, the benefit of all such laws, and any and all right to have the estates comprising the security intended to be hereby created marshaled upon any foreclosure of the lien hereof and agrees that the Trustee or any court having jurisdiction to foreclose such lien may sell the Property, Junction Property and Lowell Property, or any interest of the Company therein as an entirety.

         Section 10.9 Purchase of Property, Junction Property and Lowell Property by Bondholder or Holder of Parity Indebtedness. Upon the occurrence of an Event of Default, the lien and/or security interest on the Property, Junction Property and Lowell Property created and vested by this Loan Agreement may be foreclosed. If sold at public sale, any Bondholder, and holder of Parity Indebtedness or the Trustee may bid for and purchase the Property, Junction Property and Lowell Property or any interest of the Company therein and upon compliance with the terms of sale, may hold, retain and possess and dispose of such Property, Junction Property and Lowell Property or interest therein in his own absolute right without further accountability; and any purchaser at any such sale may, if permitted by law, after allowing for the proportion of the total purchase price required to be paid in cash for the costs and expenses of the sale, compensation and other charges, in paying purchase money, surrender Bonds or Parity Indebtedness then Outstanding, as the case may be, in lieu of cash. Said Bonds or Parity Indebtedness, in case the amount so payable thereon shall be less than the amount due thereon, shall be returned to the holders thereof after being properly stamped to show partial payment. If the Trustee shall acquire title to the Property, Junction Property and Lowell Property or any interest of the Company therein as a result of any such foreclosure sale or any proceedings or transaction in lieu of foreclosure, the Trustee may thereafter take any lawful action with respect to the Property, Junction Property and Lowell Property or interest therein which it shall deem to be in the best interest of the holders of the Bonds or Parity Indebtedness, including but not limited to: (i) the enforcement of all rights and remedies set forth in the Indenture and the taking of all other courses of action permitted herein, and
(ii) the sale of the Property, Junction Property and Lowell Property or any interest therein, or any portion thereof.

                                   ARTICLE XI

                             PREPAYMENT OF THE LOAN

         Section 11.1      General Option to Prepay the Loan. Subject to Section
11.3 hereof, the Company shall have and is hereby granted the option exercisable at any time to prepay all or any portion of the Loan by depositing with the Trustee an amount of money or Government Obligations described in Section 1 (a) of the definition of such term as set forth in Article I of the Indenture to the extent permitted by Section 7.1 of the Indenture, the principal and interest on which, when due, will be equal (giving effect to the credit, if any, provided by Section 11.2 hereof) to an amount sufficient to pay the principal of (in integral multiples of $100,000 and in multiples of $5,000 in excess thereof), premium, if any, and interest on any portion of the Series 2003 Bonds then Outstanding under the Indenture. The exercise of the option granted by this Section shall not be cause for redemption of Bonds unless such redemption is permitted or required at that time under the provisions of Article V of the Indenture, and the Company Representative specifies the date for such redemption. In the event the Company prepays all of the Loan pursuant to this Section (and the Series 2003 Bonds are defeased in accordance with the Indenture) and pays all reasonable and necessary fees and expenses of the Trustee accrued and to accrue through final payment or redemption of the Series 2003 Bonds as a result of such prepayment and all of its liabilities accrued and to accrue hereunder to the City through final payment or redemption of the Series 2003 Bonds as a result of such prepayment, this Loan Agreement shall terminate except for Sections 5.1 (f), 4.6 and 8.5 hereof. The City and the Trustee may certify to the Company prior to payment all expenses, fees and liabilities due for payment hereunder. Payment of moneys or securities to the Trustee under this Section 11.1 shall be accompanied by an Opinion of Bond Counsel to the effect that the application of such payment will not adversely affect the tax-exempt status of the Bonds Outstanding.

         Section 11.2 Prepayment Credits. In the event of prepayment by the Company of the Loan in whole the amounts then contained in the Funds related to the Series 2003 Bonds shall be credited first to the Rebate Fund so that it shall be fully funded for any required payment to the federal government therefrom, and then against the Company's prepayment obligation.

         Section 11.3 Notice of Prepayment. In order to exercise the option granted by this Article, the Company shall give written notice to the City and the Trustee which shall specify therein the date of making the prepayment, which date shall be not less than 60 days nor more than 90 days from the date the notice is mailed. In the case of any prepayment pursuant to this Article, the Company Representative shall make arrangements with the Trustee for giving the required notice of redemption of any Series 2003 Bonds to be redeemed.

         Section 11.4 Use of Prepayment Moneys. By virtue of the assignment of the rights of the City under this Loan Agreement to the Trustee, the Company agrees to and shall pay any amount required to be paid by it under this Article directly to the Trustee (other than amounts to be paid to the City for its own account or as otherwise provided in Section 5.3 hereof). The Trustee shall use the moneys so paid to it by the Company to pay the principal of and interest on the Series 2003 Bonds on regularly scheduled payment or redemption dates.

                                   ARTICLE XII
                                  MISCELLANEOUS

         Section 12.1 Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by certified mail, return-receipt requested, postage prepaid, or dispatched by telegram or telecopy (if confirmed promptly telephonically and in writing by the sender of such telecopy and if receipt of such telecopy is confirmed in writing by the intended recipient), addressed as follows:

         City:             City of Springdale
                           201 Spring Street
                           Springdale, Arkansas 72764
                           Attn: Mayor
                           Telephone: (479) 750-8119
                           Facsimile: (479) 750-8505

         Trustee:          Regions Bank
                           Corporate Trust, 7th Floor
                           400 W. Capitol
                           Little Rock, AR 72201
                           (501) 371-6728
                           Fax: (501) 371-3262

         Company:          A.E.R.T.
                           801 North Jefferson
                           Springdale, Arkansas 72765
                           Telephone: (479) 750-1299
                           Facsimile: (479) 750-1322

The City, the Company, and the Trustee may, by notice hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 12.2 Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the City and the Company and their respective successors and assigns, subject, however, to the limitations contained in Sections 8.14, 9.1, 9.2 and 12. 10 hereof.

         Section 12.3 Severability. In the event any provision of this Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 12.4 Amounts Remaining in Funds. It is agreed by the parties hereto that any amounts remaining in the Funds upon expiration of the term of this Loan Agreement shall be paid by the Trustee as directed in writing by the Company Representative as provided in the Indenture.

         Section 12.5 Amendments, Changes and Modifications. Except as otherwise provided in this Loan Agreement or in the Indenture, this Loan Agreement may not be amended, changed, modified, altered or terminated.

         Section 12.6 Execution in Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 12.7 Governing Law. This Loan Agreement shall be governed and construed in accordance with the laws of the State of Arkansas.

         Section 12.8 Cancellation at Expiration of Term of Agreement. Upon the expiration of the term of this Loan Agreement, the City shall deliver to the Company any documents and take or cause the Trustee to take such actions as may be necessary to evidence the termination of this Loan Agreement and the discharge of the lien hereof.

         Section 12.9 Recording. The Company shall cause this Loan Agreement, the Assignment and every assignment and modification hereof to be recorded in the real estate records of the County in which the Site is located (the "County"). In accordance with the Indenture, the Company shall cause the security interest in the Pledged Revenues, Funds, the Equipment and trust accounts referred to in Section 3.1 hereof granted to the City, the assignment of such security interest to the Trustee and the security interest in this Loan Agreement granted to the Trustee to be perfected to the extent permitted by law by the filing of financing statements which fully comply with the Arkansas Uniform Commercial Code in the office of the Secretary of State of Arkansas, the office of the County and in such other office as is at the time provided by law as the proper place for the filing thereof. The parties further agree that all necessary continuation statements shall be filed by the Company within the time prescribed by the Arkansas Uniform Commercial Code in order to continue such security interests.

         Section 12.10 No Pecuniary Liability of City. No provision, covenant or agreement contained in this Loan Agreement, or any obligations herein imposed upon the City, or the breach thereof, shall constitute an indebtedness or liability of the City within the meaning of any Arkansas constitutional provision or statutory limitation or shall constitute or give rise to a pecuniary liability of the City or any member, officer or agent of the City or a charge against the City's general credit. In making the Loan , the City has not obligated itself except with respect to the Trust Estate.

         Section 12.11 Partial Release. So long as no Event of Default shall have occurred and be continuing under this Loan Agreement, whenever under the terms of this Loan Agreement any portion of the Property or Equipment is permitted to be sold, transferred, disposed of or released from the provisions of this Loan Agreement, including releases in the event of condemnation of the Property or Equipment in accordance with Article VII hereof, or Transfers permitted under Section 8.14 hereof, the Trustee shall take all actions reasonably necessary to release that portion of the Property or Equipment so sold, leased or disposed of from the lien of this Loan Agreement. Any such release shall be requested of the City in writing by the Company Representative and shall be accompanied by a description of the Property or Equipment to be released, an amendment or supplement to the exhibits of this Loan Agreement to the extent necessary to provide for such release, a plat or improvement location survey of the Property after the release by a registered civil engineer or surveyor licensed in the state of Arkansas in accordance with the standard detail requirements for land title surveys adopted by ALTA, and an Opinion of Counsel to the effect that such release is permitted by the provisions of this Loan Agreement.

         Section 12.12 General Release. Upon payment of all sums secured by this Loan Agreement and upon full performance hereof by the Company, the Trustee, as assignee of the City, shall promptly, after written notice from the Company Representative, execute and deliver to the Company a release of the Lien of this Loan Agreement in form reasonably acceptable to the Trustee. The Company shall, however, pay all costs and expenses in connection with the preparation, review, recordation and execution of said release.

         Section 12.13 Captions. The captions and headings in this Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

         Section 12.14 Payments Due on Non-Business Day. If the date for making any payment or the last date for performance of any act or the exercise of any right, as provided in this Loan Agreement shall not be a Business Day, such payment may be made or act performed or right exercised on the next succeeding business day with the same force and effect as if done on the nominal date provided in this Loan Agreement, except as otherwise expressly provided herein.

         Section 12.15 Provision of General Application. Any consent or approval of the City required pursuant to this Loan Agreement shall be in writing and shall not be unreasonably withheld.

IN WITNESS WHEREOF, the City and the Company have caused this Loan Agreement to be executed in their respective corporate names and attested by their duly authorized officers and the Company has caused its corporate seal to be affixed hereto, all as of the date first above written.

                                       CITY OF SPRINGDALE, ARKANSAS

                                       By: /s/ JERRE VAN HOOSE
                                           -----------------------------------
                                           Mayor

                                       ADVANCED ENVIRONMENTAL RECYCLING
                                       TECHNOLOGIES, INC.

                                       By: /s/ JOE G. BROOKS
                                           -------------------------------
                                           Co-CEO

                                    EXHIBIT A

                                      SITE

A PART OF THE NORTHEAST QUARTER (NE1/4) OF THE NORTHEAST QUARTER (NE1/4) OF SECTION THIRTY-SIX (36), TOWNSHIP EIGHTEEN (18) NORTH, RANGE THIRTY (30) WEST, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHEAST CORNER OF SAID 40 ACRE TRACT, SAID POINT BEING AN EXISTING IRON; THENCE S89 degrees 55'46"W ALONG THE SOUTH LINE OF SAID 40 ACRE TRACT 675.00 FEET TO A SET 1/2" IRON REBAR IN THE CENTER OF AN EXISTING DITCH; THENCE N03 degrees 43'29"E ALONG THE CENTER OF SAID DITCH 56.10 FEET TO A SET 1/2" IRON REBAR IN THE CENTER OF A MAIN DRAINAGE CHANNEL; THENCE N85 degrees 34'20"W ALONG THE CENTER OF SAID MAIN CHANNEL 307.68 FEET TO A SET 1/2" IRON REBAR, SAID POINT BEING ON THE EAST EDGE OF THE EXISTING PAVEMENT OF JEFFERSON STREET; THENCE N00 degrees 00'00"E 395.36 FEET TO A SET 1/2" IRON REBAR; THENCE N89 degrees 55'46"E 978.12 FEET TO A CHISELED "X" ON THE EAST LINE OF SAID 40 ACRE TRACT, SAID POINT BEING IN A CONCRETE DRAINAGE SWALE; THENCE SOUTH 475.47 FEET TO THE POINT OF BEGINNING, CONTAINING 10.20 ACRES, MORE OR LESS, SPRINGDALE, WASHINGTON COUNTY, ARKANSAS. THE ABOVE DESCRIBED 10.20 ACRE TRACT BEING SUBJECT TO THE RIGHT-OF-WAY OF JEFFERSON STREET ALONG THE ENTIRE WEST BOUNDARY AND ANY EASEMENTS OF RECORD.

AND

A PART OF THE SOUTHEAST QUARTER (SE1/4) OF THE NORTHEAST QUARTER (NE1/4) OF SECTION THIRTY-SIX (36), TOWNSHIP EIGHTEEN (18) NORTH, RANGE THIRTY (30) WEST, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF SAID 40 ACRE TRACT, SAID POINT BEING AN EXISTING IRON; THENCE S00 degrees 15'57"W ALONG THE EAST LINE OF SAID 40 ACRE TRACT 1018.39 FEET TO AN EXISTING IRON WHICH IS N00 degrees 12'50"E 300.19 FEET FROM THE SOUTHEAST CORNER OF SAID 40 ACRE TRACT; THENCE S89 degrees 50'58"W 178.79 FEET TO A SET 1/2" IRON REBAR; THENCE S00 degrees 15'14"W 42.77 FEET TO A SET 1/2" IRON REBAR; THENCE S89 degrees 58'58"W 85.00 FEET TO A SET 1/2" IRON REBAR; THENCE S00 degrees 15'14"W
257.00 FEET TO A POINT ON THE SOUTH LINE OF SAID 40 ACRE TRACT, SAID POINT BEING IN THE RIGHT-OF-WAY OF HUNTSVILLE AVENUE AND FROM WHICH AN EXISTING AN EXISTING REFERENCE IRON BEARS N00 degrees 15'14"E 21.92 FEET; THENCE S89 degrees 58'58"W ALONG THE SOUTH LINE OF SAID 40 ACRE TRACT 434.00 FEET TO A POINT FROM WHICH AN EXISTING REFERENCE IRON BEARS N00 degrees 15'15"E 22.40 FEET; THENCE LEAVING THE SOUTH LINE OF SAID 40 ACRE TRACT N00 degrees 15'15"E 279.00 FEET TO A SET 1/2" IRON REBAR; THENCE N89 degrees 58'58"E 23.00 FEET TO A SET 1/2" IRON REBAR; THENCE N00 degrees 15'15"E 1038.95 FEET TO A SET 1/2" IRON REBAR ON THE NORTH LINE OF SAID 40 ACRE TRACT; THENCE N89 degrees 55'46"E 675.00 FEET TO THE POINT OF BEGINNING, CONTAINING 18.84 ACRES, MORE OR LESS, SPRINGDALE, WASHINGTON COUNTY, ARKANSAS. THE ABOVE DESCRIBED 18.84 ACRE TRACT BEING SUBJECT TO THE RIGHT-OF-WAY OF HUNTSVILLE AVENUE ALONG THE ENTIRE WEST BOUNDARY AND ANY EASEMENTS OF RECORD.

                                    EXHIBIT B

                              COSTS OF THE PROJECT

                                    EXHIBIT C

                              PERMITTED EXCEPTIONS

General and special taxes for the year 2002 and subsequent years which are not yet due and payable. Taxes for the year 2001 and prior years are paid.

Right-of-Way, executed by G. L. Wisdom and Martha L. Wisdom, to Southwestern
         Gas and Electric Company, dated August 10, 1950, and recorded August 11, 1950, in Record Book 419 at Page 392 in the office of the Circuit Clerk and Ex-Officio Recorder of Washington County, Arkansas.

Right-of-Way, executed by Fred J. Clark and Kate B. Clark, to Southwestern Gas
         & Electric Company, dated May 28, 1957, and recorded June 15, 1957, in Record Book 495 at Page 375 in the office of the Circuit Clerk and Ex-Officio Recorder of Washington County, Arkansas.

Easement, executed by Fred J. Clark and Kate B. Clark, husband and wife, to the City of Springdale, a municipal corporation, dated June 20, 1961, and recorded June 22, 1961, in Record Book 554 at Page 417 in the office of the Circuit Clerk and Ex-Officio Recorder of Washington County, Arkansas.

Easement, executed by Springdale Industrial Park Commission of the City of
         Springdale, to Burlington Northern, Inc., dated March 9, 1981, and recorded March 10, 1981, in Record Book 1036 at Page 657 in the office of the Circuit Clerk and Ex-Officio Recorder of Washington County, Arkansas.

Right-of-Way Grant, dated July 20, 1995, executed by Dwain A. Newman and
         Glenda Newman, husband and wife, in favor of Arkansas Western Gas Company, recorded August 2, 1995, at 1:00 p.m., in Land Document No. 95-38954 in the office of the Circuit Clerk and Ex-Officio Recorder of Washington County, Arkansas.

Easement/Right-of-Way, dated February 5, 1996, executed by Dwain Newman, in favor of the City of Springdale, Arkansas, all public utility companies, and to the cable television company, recorded April 23, 1996, at 11:34 a.m., in Land Document No. 96024438 in the office of the Circuit Clerk and Ex-Officio Recorder of Washington County, Arkansas.

Right-of-Way Grant, dated September 30, 1998, executed by Dwain A. Newman and
         Glenda R. Newman, husband and wife, in favor of Arkansas Western Gas Company, recorded October 8, 1998, at 12:30 p.m., in Land Document No. 98086912 in the office of the Circuit Clerk and Ex-Officio Recorder of Washington County, Arkansas.

Subject to the right-of-way of Jefferson Street on the West side of the subject lands.

                                      B-2